UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2009

GENPACT LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	001-33626	98-0533350
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court, 22 Victoria Street
Hamilton HM, Bermuda
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (441) 295-2244

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)-(c)       On February 12, 2009, Genpact Limited, a Bermuda company (the “Company”), announced that, effective immediately, N.V. Tyagarajan, age 47, has been appointed as the Chief Operating Officer of the Company.  Mr. Tyagarajan has stepped down from his position as the Company’s Executive Vice President and Head of Sales, Marketing & Business Development, a position he had held with the Company since February 2005, effective February 12, 2009.  The Company’s related press release is filed as Exhibit 99.1 to this Form 8-K.

Prior to his service as the Company’s Executive Vice President and Head of Sales, Marketing & Business Development, Mr. Tyagarajan was Senior Vice President, Quality and Global Operations, for the General Electric Company’s Commercial Equipment Finance division from October 2002 to January 2005.  Between 1999 and 2002, he served as the Company’s Chief Executive Officer.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

99.1	Press release dated February 12, 2009 announcing management changes.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENPACT LIMITED

Date: February 13, 2009	By:	/s/ Victor Guaglianone
	Name:	Victor Guaglianone
	Title:	Senior Vice President
and General Counsel

EXHIBIT INDEX

Exhibit	Description

99.1	Press release dated February 12, 2009 announcing management changes.